                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with Quarterly Report on Form 10-QSB for the period ending April 30, 2006 as filed with the Securities and Exchange Commission by TriMedia Entertainment Group, Inc. (the "Company") on the date hereof (the "Report"), Christopher Schwartz, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

June 14, 2006


                                        /s/ Christopher Schwartz
                                        ----------------------------------------
                                        Christopher Schwartz
                                        Chief Executive Officer and Chief
                                        Financial Officer

          This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

          A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.